Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF CBIZ, INC.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) of CBIZ, Inc. (the “Issuer”).
I, Steven L. Gerard, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:
(i)	the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 17, 2008	/s/ STEVEN L. GERARD

Steven L. Gerard
Chief Executive Officer

Subscribed and sworn to before me
this 17th day of March, 2008.

/s/ MICHAEL W. GLEESPEN

Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date